LA01/LINDR/165352.3             3
     EIGHTH AMENDMENT TO LOAN AND SECURITY
                   AGREEMENT



     THIS EIGHTH AMENDMENT TO LOAN AND
SECURITY AGREEMENT (the "Amendment"), dated as of May 19, 2000, is entered into between CONGRESS FINANCIAL CORPORATION (WESTERN), a
California corporation ("Lender"), and
GOTTSCHALKS INC., a Delaware corporation
("Borrower"), with its corporate office
located at 7 River Park Place East, Fresno,
California 93720.

                    RECITAL

     A.   Borrower and Lender have previously
entered into that certain Loan and Security
Agreement dated December 20, 1996, as amended by the First Amendment to Loan and Security
Agreement, dated as of August 20, 1998, the Second Amendment to Loan and Security
Agreement, dated as of September 1, 1998, the Third Amendment to Loan and Security
Agreement, dated as of December 18, 1998, the Fourth Amendment to Loan and Security
Agreement, dated as of January 29, 1999, the Fifth Amendment to Loan and Security
Agreement, dated as of March 1, 1999, the Sixth Amendment to Loan and Security
Agreement, dated as of August 12, 1999 and the Seventh Amendment to Loan and Security
Agreement, dated as of March 27, 2000 (as amended, supplemented or modified from time to time, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan
Agreement.

     B.   Borrower is purchasing 37 store
locations, together with the associated
leases, machinery, equipment, installations, furniture, tools, spare parts, supplies and maintenance equipment (collectively, the
"Lamonts Purchased Stores"), from Lamonts
Apparel, Inc., a Delaware corporation, in its capacity as debtor-in-possession in Case No.
00-00045 (TTG) (the "Bankruptcy Case") in the
United States Bankruptcy Court for the Western
District of Washington (the "Bankruptcy
Court"), and is assuming the leases and
certain other contracts with respect to the Lamonts Purchased Stores, all in accordance with the Asset Purchase Agreement dated as of April 24, 2000 between Lamonts Apparel, Inc.
and Borrower previously given to Lender (the
"Purchase Agreement").

     C.   Lender and Borrower wish to amend the
Loan Agreement under the terms and conditions set forth in this Amendment. Lender and Borrower are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

     NOW, THEREFORE, in consideration of the
foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions.  The following changes are
made to the definitions in Section 1 of the Loan Agreement:

          (a)  Section 1.39 of the Loan Agreement is
hereby amended to read in its entirety as follows:

          1.39 "Maximum Credit" shall mean,
     with reference to the Revolving Loans and the Letter of Credit Accommodations, the amount of One Hundred Eighty Million
     Dollars ($180,000,000).

          (b)  The following definitions are added at
the end of the present definitions:

          1.61 "Lamonts Purchased Stores"
     shall have the meaning set forth in the
     recitals to this Agreement.

          1.62 "New Lamonts Inventory" shall
     mean any Inventory purchased by Borrower to stock the Lamonts Purchased Stores.

     2.   Revolving Loans.  Section 2.1(a)(i) of
the Loan Agreement is hereby amended to read in its entirety as follows:

          "(i) either (A) the least of:  (I)
     seventy-five percent (75%) of the Value
     of the Eligible Inventory, (II) eighty-
     five percent (85%) of the Appraised Value of the Eligible Inventory, or (III) thirty-seven and one-half percent (37.5%) of the Retail Sales Price of the Eligible
     Inventory; or (B) provided no Event of
     Default shall have occurred and be
     continuing, then at Borrower's option and upon one (1) day's prior written notice to Lender, from November 1 through December 31 of each calendar year, the least of (I) eighty percent (80%) of the Value of Eligible Inventory, (II) eighty-five percent (85%) of the Appraised Value of the Eligible Inventory, or (III) thirty-nine percent (39%) of the Retail
     Sales Price of the Eligible Inventory,
     which percentages shall remain in effect through December 31 unless revoked by Borrower upon one (1) day's prior written notice to Lender; provided, however, that advances against New Lamonts Inventory that is also Eligible Inventory shall be made only at the rate of 75% of the Value of Eligible New Lamonts Inventory through
     December 31, 2000, after which date no
     distinction shall be made between New
     Lamonts Inventory and other Inventory;
     and provided, further, that advances
     against Eligible Domestic In-Transit
     Inventory shall not, at any one time,
     exceed Five Million Dollars ($5,000,000);
     minus"

     3. Accommodation Fee. Concurrently with the execution of this Amendment, Borrower shall pay Lender an accommodation fee of Three
Hundred Thousand Dollars ($300,000,000) for the processing and approval of this Amendment, which fee shall be fully earned upon the effectiveness of this Amendment.

     4. Effectiveness of this Amendment. Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment. The date on which all of the following conditions have been satisfied is the "Closing Date".
          (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

          (b)  Authorizations.  Evidence that the
execution, delivery and performance by
Borrower and any instrument or agreement required under this Amendment have been duly authorized.

          (c)  Representations and Warranties.  The
representations and warranties set forth herein and in the Loan Agreement must be true and correct.

          (d)  Payment of Accommodation Fee.  Lender
shall have received the fee required by
Section 3 of this Amendment.

          (e)  Bankruptcy Court Order.  Lender shall
have received a copy of an effective Order of the Bankruptcy Court providing for the transfer to Borrower of good and marketable title to the Lamonts Purchased Stores and all assets related thereto free and clear of any liens and encumbrances, except Lender's liens under the Loan Agreement (the "Order"), which
Order shall be reasonably acceptable to
Lender.

     5.   Expiration of Appeal.  Lender will not
make, and Borrower will not request, any advances in excess of One Hundred Forty
Million ($140,000,000) or any advances based on New Lamonts Inventory until the time for any appeal of the Order shall expire without any party having filed an appeal. If an appeal is filed, the Loan Agreement shall, without any further action on the part of Lender or Borrower, be deemed to be amended to delete all the changes made by this Amendment, and the Accommodation Fee shall be refunded in full to Borrower.

     6.   Covenants of Borrower.
          (a)  Borrower shall execute and deliver such
UCC-1 financing statements and other documents as Lender may reasonably require to perfect its security interest in, or maintain its priority with respect to, any Collateral, including the Lamonts Purchased Stores and related assets.

          (b)  Borrower shall exercise reasonable
efforts to obtain landlord waivers and
consents or access agreements satisfactory to Lender with respect to the Lamonts Purchased
Stores or any new Collateral location.

     7.   Representations and Warranties.  The
Borrower represents and warrants as follows:

          (a)  Authority.  The Borrower and each other
Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, as applicable, and to perform its obligations hereunder and under the Loan
Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this Amendment and by each other Loan Party of each Loan Document (as amended or modified hereby) to which it is a party have been duly approved by all necessary corporate action of such Loan
Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.

          (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower.
This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan
Party hereto or thereto, enforceable against such Loan Party in accordance with its terms, and is in full force and effect.

          (c)  Representations and Warranties.  The
representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

          (d) No Default. No event has occurred and is continuing that constitutes, or would with notice or passage of time constitute, an Event of Default.

     8.   Choice of Law.  The validity of this
Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

     9.   Counterparts.  This Amendment may be
executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

    10.  Due Execution.  The execution, delivery
and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

    11.  Reference to and Effect on the Loan
Documents.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan
Agreement to "this Agreement", "hereunder",
"hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement",
"thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

         (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

        (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan
Documents.

       (d)  To the extent that any terms and
conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

   12. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

   13. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

  IN WITNESS WHEREOF, the parties have
entered into this Amendment as of the date first above written.

"BORROWER"

GOTTSCHALKS INC.,
a Delaware corporation



By: /s/ Michael Geele
Title: Senior Vice President/CFO



"LENDER"

CONGRESS FINANCIAL CORPORATION (WESTERN), a
California corporation

By: /s/ Kristine Metchikian
Title: Vice President